Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2019 in the Registration Statement (Form F-1) and the related Prospectus of Fiverr International Ltd. dated May 16, 2019.

May 16, 2019	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel-Aviv, Israel